                                                        Exhibit 25.1

_____________________________________________________________________________
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549
                              ____________________
                                    FORM T-1

          STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
          TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                         ______________________________

                             BANKERS TRUST COMPANY
              (Exact name of trustee as specified in its charter)


      NEW YORK                                          13-4941247
     (Jurisdiction of Incorporation or                  (I.R.S. Employer
     organization if not a U.S. national bank)          Identification no.)


     FOUR ALBANY STREET
     NEW YORK, NEW YORK                                     10006
     (Address of principal                                  (Zip Code)
     executive offices)

                              BANKERS TRUST COMPANY
                              LEGAL DEPARTMENT
                              130 LIBERTY STREET, 31ST FLOOR
                              NEW YORK, NEW YORK  10006
                              (212) 250-2201

           (Name, address and telephone number of agent for service)
                       _________________________________



WALBRO CORPORATION                                              WALBRO CAPITAL TRUST
(Exact name of obligor as specified                             (Exact name of Co-Registrant as
in its charter)                                                 specified in its charter)


DELAWARE                             36-1358966              DELAWARE                                        36-6683606
(State or other jurisdiction of      (I.R.S. employer        (State or other jurisdiction of                 (I.R.S. employer
Incorporation or organization)       Identification no.)     incorporation or organization)                  Identification no.)


6242 GARFIELD STREET                                            C/O WALBRO CORPORATION
CASS CITY, MICHIGAN 48726                                       6242 GARFIELD STREET
(Address, including zip code                                    CASS CITY, MICHIGAN 48726
of principal executive offices)                                 (Address, including zip code of
                                                                principal executive offices)



         CONVERTIBLE TRUST PREFERRED SECURITIES OF WALBRO CAPITAL TRUST
           CONVERTIBLE SUBORDINATED DEBENTURES OF WALBRO CORPORATION
                         PREFERRED SECURITIES GUARANTEE
                      (Title of the indenture securities)

ITEM   1.  GENERAL INFORMATION.
              Furnish the following information as to the trustee.


           (a) Name and address of each examining or supervising authority to which it is subject.


              NAME                                      ADDRESS

              Federal Reserve Bank (2nd District)       New York, NY
              Federal Deposit Insurance Corporation     Washington, D.C.
              New York State Banking Department         Albany, NY


           (b)  Whether it is authorized to exercise corporate trust powers.

                Yes.


ITEM   2.  AFFILIATIONS WITH OBLIGOR.

                If the obligor is an affiliate of the Trustee, describe each such affiliation.

                None.

ITEM   3.-15.   NOT APPLICABLE

ITEM   16.      LIST OF EXHIBITS.


            EXHIBIT 1 -       Restated Organization Certificate of Bankers
                              Trust Company dated August 7, 1990, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated June 21, 1995 -
                              Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No.
                              33-65171, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 20, 1996, copy attached.

            EXHIBIT 2 -       Certificate of Authority to commence business -
                              Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No.
                              33-21047.


            EXHIBIT 3 -       Authorization of the Trustee to exercise
                              corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1
                              Statement, Registration No. 33-21047.

            EXHIBIT 4 -       Existing By-Laws of Bankers Trust Company, as
                              amended on September 17, 1996 - Incorporated herein by reference to Exhibit 4 filed with Form
                              T-1 Statement, Registration No. 333-15263.

            EXHIBIT 5 -       Not applicable.

            EXHIBIT 6 -       Consent of Bankers Trust Company required by
                              Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1
                              Statement, Registration No. 22-18864.

            EXHIBIT 7 -       A copy of the latest report of condition of
                              Bankers Trust Company dated as of September 30,
                              1996.

            EXHIBIT 8 -       Not Applicable.

            EXHIBIT 9 -       Not Applicable.

                                   SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 3rd day of January, 1997.


                                            BANKERS TRUST COMPANY



                                            By:  /s/ Kevin Weeks
                                                --------------------------------
                                                     Kevin Weeks
                                                     Assistant Treasurer

Legal Title of Bank:    Bankers Trust Company           Call Date:   9/30/96            ST-BK: 36-4840          FFIEC 031
Address:                130 Liberty Street              Vendor ID: D                    CERT:  00623            Page RC-1
City, State    ZIP:     New York, NY  10006                                                                     11
FDIC Certificate No.:   0   0   6   2   3


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS SEPTEMBER 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                                     _________
                                                                                                                     |  C400 |
                                                         Dollar Amounts in Thousands          |  RCFD    Bil Mil Thou        |
ASSETS                                                                                        | / / / / / / / / / / /        |
                                                                                              |                              |
 1.   Cash and balances due from depository institutions (from Schedule RC-A):                |          / / / / / / / / / / | / /
      a.   Noninterest-bearing balances and currency and coin (1)..................           | 0081            809,000      | 1.a.
      b.   Interest-bearing balances(2) ...........................................           | 0071          4,453,000      | 1.b.
 2.   Securities:                                                                             | / / / / / / / / / / /        |
      a.   Held-to-maturity securities (from Schedule RC-B, column A) ............            | 1754                  0      | 2.a.
      b.   Available-for-sale securities (from Schedule RC-B, column D)...........            | 1773          4,133,000      | 2.b.
 3.   Federal funds sold and securities purchased under agreements to resell in domestic      | / / / / / / / / / / /        |
      offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:            | / / / / / / / / / / /        |
      a.   Federal funds sold ....................................................            | 0276          5,933,000      | 3.a.
      b.   Securities purchased under agreements to resell .......................            | 0277            413,000      | 3.b.
 4.   Loans and lease financing receivables:                                                  | / / / / / / / / / / /        |
      a.   Loans and leases, net of unearned income (from Schedule RC-C)  RCFD 2122 27,239,000| / / / / / / / / / / /        | 4.a.
      b.   LESS:   Allowance for loan and lease losses....................RCFD 3123    917,000| / / / / / / / / / / /        | 4.b.
      c.   LESS:   Allocated transfer risk reserve ...................... RCFD 3128          0| / / / / / / / / / / /        | 4.c.
      d.   Loans and leases, net of unearned income,                                          | / / / / / / / / / / /        |
           allowance, and reserve (item 4.a minus 4.b and 4.c) ..................             | 2125         26,322,000      | 4.d.
 5.   Assets held in trading accounts ...........................................             | 3545         36,669,000      | 5.
 6.   Premises and fixed assets (including capitalized leases) ..................             | 2145            870,000      | 6.
 7.   Other real estate owned (from Schedule RC-M) ..............................             | 2150            215,000      | 7.
 8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)| 2130            212,000      | 8.
 9.   Customers' liability to this bank on acceptances outstanding ..............             | 2155            577,000      | 9.
10.   Intangible assets (from Schedule RC-M) ....................................             | 2143             18,000      | 10.
11.   Other assets (from Schedule RC-F) .........................................             | 2160          8,808,000      | 11.
12.   Total assets (sum of items 1 through 11) ..................................             | 2170         89,432,000      | 12.





---------------------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:    Bankers Trust Company               Call Date: 9/30/96         ST-BK:    36-4840                FFIEC  031
Address:                130 Liberty Street                  Vendor ID: D               CERT:  00623                     Page RC-2
City, State Zip:        New York, NY  10006                                                                             12
FDIC Certificate No.:   0   0   6   2   3


SCHEDULE RC--CONTINUED                                                                         ______________________________
                                                        Dollar Amounts in Thousands         | / / / / / / / / Bil Mil Thou|
LIABILITIES                                                                                 | / / / / / / / / / /         |
13.  Deposits:                                                                              | / / / / / / / / / /         |
      a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part  I)       | RCON 2200     9,391,000
         (1)  Noninterest-bearing(1) ........................RCON 6631   2,734,000..........      | / / / / / / / / / / /
         (2)  Interest-bearing ..............................RCON 6636   6,657,000..........      | / / / / / / / / / / /
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E  | / / / / / / / / / / / /     |
         part II)                                                                           | RCFN 2200         23,385,000|13.b.
         (1)   Noninterest-bearing .........................RCFN 6631      654,000          | / / / / / / / / / / / / /   |13.b.(I)
         (2)   Interest-bearing ............................RCFN 6636   22,731,000             | / / / / / / / / / / / /      |13
14.  Federal funds purchased and securities sold under agreements to repurchase in          | / / / / / / / / / / / / / / |
     domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:        | / / / / / / / / / / /
      a.   Federal funds purchased ........................................................       |RCFD 0278      3,090,000
      b.   Securities sold under agreements to repurchase ................................. |RCFD 0279        99,000      |14.b.
15.   a.   Demand notes issued to the U.S. Treasury .......................................       |RCON 2840              0
      b.   Trading liabilities ............................................................ |RCFD 3548    18,326,000      |15.b.
16.  Other borrowed money:                                                                  | / / / / / / / / / /    /    |
      a.   With original maturity of one year or less ..................................... |RCFD 2332    17,476,000      |16.a.
      b.   With original maturity of more than one year ................................... |RCFD 2333     2,771,000      |16.b.
17.  Mortgage indebtedness and obligations under capitalized leases ....................... |RCFD 2910        31,000      |17.
18.  Bank's liability on acceptances executed and outstanding .............................       |RCFD 2920        577,000
19.  Subordinated notes and debentures ....................................................       |RCFD 3200      1,228,000
20.  Other liabilities (from Schedule RC-G) ...............................................       |RCFD 2930      8,398,000
21.  Total liabilities (sum of items 13 through 20) ....................................... |RCFD 2948    84,772,000      |21.
                                                                                            |/ / / / / / / / / / /        |
22.  Limited-life preferred stock and related surplus .....................................       |RCFD 3282              0
EQUITY CAPITAL                                                                              |/ / / / / / / / / / /        |
23.  Perpetual preferred stock and related surplus ........................................       |RCFD 3838        500,000
24.  Common stock ..........................................................................      |RCFD 3230      1,002,000
25.  Surplus (exclude all surplus related to preferred stock) ..............................      |RCFD 3839        527,000
26.   a.   Undivided profits and capital reserves ...........................................     |RCFD 3632      3,017,000
      b.   Net unrealized holding gains (losses) on available-for-sale securities ..........|RCFD 8434  (       16,000)  |26.b.
27.  Cumulative foreign currency translation adjustments ...................................|RCFD 3284  (      370,000)  |27.
28.  Total equity capital (sum of items 23 through 27) .....................................|RCFD 3210       4,660,000   |28.
29.  Total liabilities, limited-life preferred stock, and equity capital (sum of items 21,  | / / / / / / / / / /        |
     22, and 28) ...........................................................................|RCFD 3300       89,432,000  |29.




Memorandum
To be reported only with the March Report of Condition.
1.      Indicate in the box at the right the number of the statement below that
        best describes the most comprehensive level of auditing work performed for the bank by                            Number
        independent external auditors as of any date during 1995................................... | RCFD     6724     N/A    | M
1    =  Independent audit of the bank conducted in accordance          4 =  Directors' examination of the bank performed by other
        with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
        public accounting firm which submits a report on the bank           authority)
2    =  Independent audit of the bank's parent holding company         5 =  Review of the bank's financial statements by external
        conducted in accordance with generally accepted auditing                 auditors
        standards by a certified public accounting firm which          6 =  Compilation of the bank's financial statements by
        submits a report on the consolidated holding company                external auditors
        (but not on the bank separately)                               7 =  Other audit procedures (excluding tax preparation work)
3    =  Directors' examination of the bank conducted in                8 =  No external audit work
        accordance with generally accepted auditing standards
        by a certified public accounting firm (may be required by
        state chartering authority)

----------------------
(1) Including total demand deposits and noninterest-bearing time and savings deposits.

                               State of New York,

                               Banking Department



     I, PETER M. PHILBIN, Deputy Superintendent of Bank of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER
SECTION 8005 OF THE BANKING LAW," dated March 20, 1996, providing for an increase in authorized capital stock from $1,351,666,670 consisting of 85,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $1,501,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.

WITNESS, my hand and official seal of the Banking Department at the City of New York,
                          this   21ST    day of    MARCH     in the Year of our
                          Lord one thousand nine hundred and NINETY-SIX.



                                                        Peter M. Philbin
                                                ------------------------------
                                                Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                     Under Section 8005 of the Banking Law

                     ------------------------------------

     We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

     1.   The name of the corporation is Bankers Trust Company.

     2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

     3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

     4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

      "III.   The amount of capital stock which the corporation is
      hereafter to have is One Billion, Three Hundred Fifty One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,351,666,670), divided into Eighty-Five Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (85,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

      "III.   The amount of capital stock which the corporation is
      hereafter to have is One Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,501,666,670), divided into One Hundred Million, One Hundred Sixty Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

     6. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

     IN WITNESS WHEREOF, we have made and subscribed this certificate this 20th day of March, 1996.


                                                James T. Byrne, Jr.
                                                -------------------------------
                                                James T. Byrne, Jr.
                                                Managing Director


                                                Lea Lahtinen
                                                -------------------------------
                                                Lea Lahtinen
                                                Assistant Secretary


State of New York        )
                         )  ss:
County of New York       )


     Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                Lea Lahtinen
                                                -------------------------------
                                                Lea Lahtinen

Sworn to before me this 20th day
of March, 1996.


     Sandra L. West
-------------------------------
     Notary Public


           SANDRA L. WEST
   Notary Public State of New York              Counterpart filed in the
           No. 31-4942101                       Office of the Superintendent of
    Qualified in New York County                Banks, State of New York,
Commission Expires September 19, 1996           This 21st day of March, 1996